Exhibit 10.2

WORLD SERIES OF GOLF, INC.

2009 STOCK INCENTIVE PLAN

ARTICLE I

GENERAL

1.1       Purpose

World Series of Golf, Inc. 2009 Stock Incentive Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of World Series of Golf, Inc. (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture). The Plan is also designed to provide certain “performance-based” compensation to these key persons.

1.2      Administration

           (a) Administration by Committee; Constitution of Committee. The Plan shall be administered by the Compensation Committee of the board of directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate or as shall be formed by the abstention or recusal of a non-Qualified Member (as defined below) of such committee (the “Committee”). The members of the Committee shall be appointed by, and serve at the pleasure of, the Board. While it is intended that at all times that the Committee acts in connection with the Plan, the Committee shall consist solely of at least two Qualified Members, the fact that the Committee is not so comprised will not invalidate any grant hereunder that otherwise satisfies the terms of the Plan. A “Qualified Member” is both a “non-employee director” within the meaning of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”) and an “outside director” within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee and, in such a case, all references herein to the Committee shall refer to the Board.

           (b) Committee’s Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Grant Certificates executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) to amend the Plan to reflect changes in applicable law.

           (c) Committee Action; Delegation. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. Notwithstanding the foregoing or any other provision of the Plan, to the fullest extent permitted by §78.200 of the Nevada Revised Statutes (or any successor provision thereto) the Committee may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive awards pursuant to the terms of the Plan, who will receive awards under the Plan and the size of each such award, provided that the Committee shall itself grant awards to those individuals who could reasonably be considered to be subject to the insider trading provisions of section 16 of the 1934 Act or whose awards could reasonably be expected to be subject to the deduction limitations of section 162(m) of the Code.

      (d) Determinations Final. The determination of the Committee on all matters relating to the Plan or any

Grant Certificate shall be final, binding and conclusive.

      (e) Limit on Committee Members’ Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.3       Persons Eligible for Awards

           The persons eligible to receive awards under the Plan are those officers, directors (whether or not they are employed by the Company), consultants, and executive, managerial, professional or administrative employees of the Company, its parent, subsidiaries and its joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select, provided, however, that incentive stock options only may be granted to persons who are employees of the Company on the date of grant.

1.4      Types of Awards Under Plan

           Awards may be made under the Plan in the form of incentive stock options and non-qualified stock options, as more fully set forth in Article II. The term “award” means any of the foregoing.

1.5      Shares Available for Awards

           (a) Aggregate Number Available; Certificate Legends. The total number of shares of common stock of the Company (“Common Stock”) with respect to which awards may be granted pursuant to the Plan shall not exceed 3,000,000 shares. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company’s treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

           (b) Adjustment Upon Changes in Common Stock. Upon certain changes in Common Stock, the number of shares of Common Stock available for issuance with respect to awards that may be granted under the Plan pursuant to Section 1.5(a), shall be adjusted pursuant to Section 3.7(a) .

           (c) Certain Shares to Become Available Again. The following shares of Common Stock shall again become available for awards under the Plan: any shares that are subject to an award under the Plan and that remain unissued, whether due to the cancellation or termination of such award for any reason whatsoever, the settlement of such award for cash, or otherwise.

           (d) Individual Limit. Except for the limits set forth in this Section 1.5(d) and in Section 2.2(d) (relating to incentive stock options), no provision of this Plan shall be deemed to limit the number or value of shares with respect to which the Committee may make awards to any eligible person. Subject to adjustment as provided in Section 3.7(a), the total number of shares of Common Stock with respect to which awards may be granted to any one employee of the Company, its parent, or a subsidiary during any one calendar year shall not exceed 300,000 shares.1 Stock options granted and subsequently canceled or deemed to be canceled in a calendar year count against this limit even after their cancellation.

1.6      Definitions of Certain Terms

           (a) The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the NASDAQ Global Market, the Over-The-Counter Bulletin Board, or such other national securities exchange on which the Common Stock is traded, as reported for such day in The Wall Street Journal or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable day. Notwithstanding the foregoing, if deemed necessary or appropriate by the Committee, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee. In no event

1 10% of the total number of shares under the Plan.

shall the Fair Market Value of any share of Common Stock be less than its par value.

           (b) The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Code as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Grant Certificate. Any option that is not specifically designated as an incentive stock option shall under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to herein as a “non-qualified stock option.”

           (c) A grantee shall be deemed to have a “termination of employment” upon (i) the date after which, based on all the facts and circumstances, the Company, the Company parent, any Company subsidiary or Company joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s award in a transaction to which section 424(a) of the Code applies, and the grantee reasonably anticipate that the grantee will perform no further service for such Company, or that the grantee will perform services of a level that would permanently decrease to no more than 20% of the average level of services performed over the immediately preceding 36 months (or the entire period of employment, if the grantee has worked for such Company for less than 36 months) or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is at the time of reference both an employee or consultant and a Board member or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, the Company parent, any Company subsidiary or Company joint venture, the grantee shall be deemed to have a termination of employment upon the later of the dates determined pursuant to subparagraphs (i) and (ii) above. For purposes of clause (i) above, a grantee who continues his or her employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale. A grantee is considered not to have experienced a termination of employment while on a bona fide leave of absence, provide that this leave of absence does not exceed 6 months. If the leave of absence exceeds 6 months, the grantee will be deemed to have a termination of employment on the first day of the 7th month unless the grantee retains the right to reemployment under an applicable statute or contract.

           (d) The terms “parent corporation” and “subsidiary corporation” shall have the meanings given them in sections 424(e) and (f) of the Code, respectively.

           (e) The term “employment” shall be deemed to mean an employee’s employment with the Company, the Company parent, any Company subsidiary or any Company joint venture and each Board member’s service as a Board member.

           (f) The term “cause” in connection with a termination of employment by reason of a dismissal for cause shall mean:

                (i) to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, the Company parent, a Company subsidiary or a Company joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and otherwise,

                (ii) the grantee’s termination of employment by the Company, the Company parent, or an affiliate or subsidiary on account of any one or more of the following:

                          (A) any failure by the grantee substantially to perform the grantee’s employment duties;

                          (B) any excessive unauthorized absenteeism by the grantee;

                          (C) any refusal by the grantee to obey the lawful orders of the Board or any other person or committee to whom the grantee reports;

                          (D) any act or omission by the grantee that is or may be injurious to the Company, monetarily or otherwise;

                          (E) any act by the grantee that is inconsistent with the best interests of the Company;

                          (F) The grantee’s material violation of any of the Company’s policies, including, without limitation, those policies relating to discrimination or sexual harassment;

                          (G) the grantee’s unauthorized (a) removal from the premises of the Company or an affiliate of any document (in any medium or form) relating to the Company or an affiliate or the customers or client of the Company or an affiliate or (b) disclosure to any person or entity of any of the Company’s, the Company’s parent or its affiliates’, confidential or proprietary information;

                          (H) the grantee’s commission of any felony or any other crime involving moral turpitude; or

                          (I) the grantee’s commission of any act involving dishonesty or fraud.

      Notwithstanding the foregoing, in determining whether a termination of employment by reason of a dismissal for cause has occurred pursuant to this Section 1.6(f)(ii) for the purposes of Section 3.8(b)(iii) (relating to a termination of employment following a Change in Control), reference shall be made solely to subsections (B), (C), (F), (G), (H), and (I) of Section 1.6(f)(ii) .

      Any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity. Any determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any award hereunder shall be made by the Committee in its discretion. If, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause. A grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

           (g) The term “consultant” shall mean any consultant or advisor if the consultant or advisor renders bona fide services to the Company, its parent, subsidiaries or its joint ventures.

ARTICLE II

AWARDS UNDER THE PLAN

2.1      Certificates Evidencing Awards

      Each award granted under the Plan shall be evidenced by a written certificate (“Grant Certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Grant Certificate.

2.2      Grant of Stock Options

           a) Stock Option Grants. The Committee may grant incentive stock options and non-qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

           (b) Option Exercise Price. Each Grant Certificate with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of a stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

           (c) Exercise Period. Each Grant Certificate with respect to an option shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its sole discretion, subject to Section 2.3 hereof.

           (d) Incentive Stock Option Limitation: $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non-qualified stock options.

           (e) Incentive Stock Option Limitation: 10% Owners. Notwithstanding the provisions of this Section 2.2, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code) unless (i) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the incentive stock option by its terms is not exercisable after the expiration of 5 years from the date it is granted.

2.3       Exercise of Options

           Subject to the other provisions of this Article II, each option granted under the Plan shall be exercisable as follows:

           (a) Time and Method of Exercise.

                     (i) Beginning of Exercise Period for Employees. Unless the applicable Grant Certificate otherwise provides, an option for employees or consultants shall become exercisable in three substantially equal installments on each of the first three anniversaries of the date of grant.

                     (ii) Beginning of Exercise Period for Non-Employee Directors. Unless the applicable Grant Certificate otherwise provides, an option for non-employee directors shall become fully exercisable on the first anniversary of the date of grant, except that a grant made in conjunction with an annual stockholders meeting shall become fully exercisable on the earlier of the first anniversary of the date of grant and the next annual stockholders meeting.

                     (iii) End of Exercise Period. Unless the applicable Grant Certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (i) the tenth anniversary of the date of grant of the award or (ii) the expiration, cancellation or termination of the award; provided, however, that no stock option shall be exercisable more than 10 years after the date of grant.

                     (iv) Timing and Extent of Exercise. Unless the applicable Grant Certificate otherwise provides, an option may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

                     (v) Notice of Exercise. An option shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee shall in its sole discretion prescribe.

           (b) Payment of Exercise Price. Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full option exercise price; or (ii) with the prior approval of the Company’s compliance officer, which officer shall have sole discretion whether or not to give, by delivery of shares of Common Stock owned by the grantee having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full option exercise price; or (iii) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe (whether directly or indirectly through the exchange agent). Shares of Common Stock delivered in payment of the exercise price pursuant to item (ii) herein above may be previously owned shares or, with the prior approval of the Company’s compliance officer, which officer shall have sole discretion whether or not to give, the shares that are being acquired upon exercise of the stock option; provided, however, that any person who is a reporting person for purposes of Section 16 of the 1934 Act may only deliver shares that are being acquired upon exercise of the stock option in this manner if at least six months has elapsed from the date on which the option was granted to such person.

           (c) Delivery of Certificates Upon Exercise. Promptly after receiving payment of the full option exercise price, the Company or its exchange agent shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

           (d) No Stockholder Rights. No grantee of an option (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. No adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4       Compensation in Lieu of Exercise of an Option

           The Committee may in its sole discretion, with respect to a non-qualified stock option, and with the written consent of the grantee with respect to an incentive stock option, determine to substitute for the exercise of such option compensation to the grantee not in excess of the difference between the option exercise price and the Fair Market Value of the shares covered by such option on the date designated by the Committee. Such compensation may be in cash, in shares of Common Stock, or both, and the payment thereof may be subject to conditions, all as the Committee shall determine in its sole discretion. In the event compensation is substituted pursuant to this Section 2.4 for the exercise, in whole or in part, of an option, the number of shares subject to the option shall be reduced by the number of shares for which such compensation is substituted.

2.5       Termination of Employment; Death Subsequent to a Termination of Employment

           (a) General Rule. Except to the extent otherwise provided in paragraphs (b), (c), (d) or (e) of this Section 2.5 or Section 3.8(b)(iii) (relating to a termination of employment following a change in control of the Company), a grantee who incurs a termination of employment may exercise any outstanding option on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur within three months after termination of employment but in no event after the original expiration date of the award.

           (b) Dismissal for Cause; Resignation. If a grantee incurs a termination of employment as the result of a dismissal for cause or resignation, all options not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment.

           (c) Disability. If a grantee incurs a termination of employment by reason of a disability (as defined below), then any outstanding option shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the grantee was entitled to exercise the award on the termination of employment date; and (ii) exercise must occur by the earlier of (A) the first anniversary of the grantee’s termination of employment, or (B) the original expiration date of the award. For this purpose “disability” shall mean: (x) except in connection with an incentive stock option, any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, a physical or mental condition that prevents the grantee from engaging in any substantial gainful activity and that can be expected to result in death or to last for a continuous period of not less than 12 months and (y) in connection with an incentive stock option, a disability described in section 422(c)(6) of the Code. The existence of a disability shall be determined by the Committee in its absolute discretion.

           (d) Death.

                     (i) Termination of Employment as a Result of Grantee’s Death. If a grantee incurs a termination of employment as the result of death, then any outstanding option shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (B) exercise must occur by the earlier of (1) the first anniversary of the grantee’s termination of employment, or (2) the original expiration date of the award.

                     (ii) Death Subsequent to a Termination of Employment. If a grantee terminates employment after age 65 and dies within the three-month period following such termination of employment, then the award shall remain exercisable until the earlier to occur of (A) the first anniversary of the grantee’s date of death or (B) the original expiration date of the award.

                     (iii) Restrictions on Exercise Following Death. Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Grant Certificate which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.8 hereof.

           (e) Special Rules for Incentive Stock Options. No option that remains exercisable for more than three months following a grantee’s termination of employment for any reason other than death (including death within three months after the termination of employment) or disability, or for more than one year following a grantee’s termination of employment as the result of disability, may be treated as an incentive stock option.

           (f) Committee Discretion. The Committee, in the applicable Grant Certificate, may waive or modify the application of the foregoing provisions of this Section 2.5.

2.6       Transferability of Options

           Except as otherwise provided in an applicable Grant Certificate evidencing an option, during the lifetime of a grantee, each option granted to a grantee shall be exercisable only by the grantee and no option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Grant Certificate evidencing an option (other than an incentive stock option to the extent inconsistent with the requirements of section 422 of the Code applicable to incentive stock options), permit a grantee to transfer all or some of the options to (A) the grantee’s spouse, children or grandchildren (“Immediate Family Members”), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (C) other parties approved by the Committee in its absolute discretion. Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

ARTICLE III

MISCELLANEOUS

3.1       Amendment of the Plan; Modification of Awards

           (a) Amendment of the Plan. Subject to Section 3.1(b), the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

           (b) Stockholder Approval Requirement. Stockholder approval shall be required with respect to any amendment to the Plan which is required by applicable law or stock exchange rules.

           (c) Modification of Awards. The Committee may cancel any award under the Plan. The Committee also may amend any outstanding Grant Certificate, including, without limitation, by amendment which would: (i) accelerate the time or times at which the award becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Grant Certificate; or (iii) waive or amend the operation of Section 2.5 with respect to the termination of the award upon termination of employment, provided however, that no amendment may lower the exercise price of an option. However, any such cancellation or amendment (other than an amendment pursuant to Sections 3.7 or 3.8(b)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2       Consent Requirement

           (a) No Plan Action Without Required Consent. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

           (b) Consent Defined. The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3       Nonassignability

           Except as provided in Sections 2.5(e) and 2.6: (a) no award or right granted to any person under the Plan or under any Grant Certificate shall be assignable or transferable other than by will or by the laws of descent and distribution; and (b) all rights granted under the Plan or any Grant Certificate shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4       Requirement of Notification of Election Under Section 83(b) of the Code

           If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code section 83(b).

3.5       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

           Each grantee of an incentive stock option shall notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6       Withholding Taxes

           (a) With Respect to Cash Payments. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

           (b) With Respect to Delivery of Common Stock. Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the prior approval of the Company’s compliance officer, which officer shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld; provided, however, that any person who is a reporting person for purposes of Section 16 of the 1934 Act may only deliver shares that are being acquired upon exercise of a stock option in this manner if at least six months has elapsed from the date on which the option was granted to such person. Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

3.7     Adjustment Upon Changes in Common Stock

           (a) Shares Available for Grants. In the event of any change in the number of shares of Common Stock outstanding by reason of a reclassification, reorganization stock dividend or split, reverse stock split, recapitalization, share combination, merger, consolidation, spin-off, split-off, rights offering, liquidation or exchange of shares or similar event, the maximum number of shares of Common Stock with respect to which the Committee may grant awards under Article II hereof, as described in Section 1.5(a), and the individual annual limit described in Section 1.5(d), shall be equitably adjusted by the Committee to reflect such events. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which awards: (i) may be granted under Article II hereof and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Committee may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 3.9(a)(i)), to cease to so qualify.

           (b) Outstanding Options — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option, and the exercise price-per-share of Common Stock of each such option.

           (c) Outstanding Options — Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option would have received in such merger or consolidation.

           (d) Outstanding Options — Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                          (A) cancel, effective immediately prior to the occurrence of such event, each option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option was granted an amount in cash, for each share of Common Stock subject to such option, respectively, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option; or

                          (B) provide for the exchange of each option outstanding immediately prior to such event (whether or not then exercisable) for an option on or with respect to, as appropriate, some or all of the property which a holder of the number of shares of Common Stock subject to such option would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the grantee to whom such option was granted in partial consideration for the exchange of the option.

           (e) Outstanding Options — Other Changes. Except as otherwise provided in paragraphs (c), (d) and (e) of this Section 3.7, in the event of any change in the number of shares of Common Stock outstanding by reason of any reclassification, recapitalization, reorganization, stock split, reverse stock split, stock dividend, share combination, merger, consolidation, spin-off, split-off, rights offering, liquidation or similar event, of or by the Company, the Committee shall make equitable adjustment of: (A) the number and class of shares covered by any outstanding Options under the Plan; and (B) the per-share exercise price of all such outstanding Options under the Plan. In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the grantee to whom such option was granted an amount in cash, for each share of Common Stock subject to such option, respectively, equal to the excess of (i) the Fair Market Value of Common Stock on the date of such cancellation over (ii) the exercise price of such option.

           (f) No Other Rights. Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an award or the exercise price of any option.

3.8       Change in Control

           (a) Change in Control Defined. For purposes of this Section 3.8, a “Change in Control” shall be deemed to have occurred upon the happening of any of the following events:

                     (i) Change in the ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A -3(i)(5)(v)(B)), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such Company;

                     (ii) Change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A -3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election, provided that this sub-section (B) is inapplicable where a majority shareholder of the Company is another Company; or

                     (iii) Change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A -3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

           (b) Effect of a Change in Control. Upon the occurrence of a Change in Control:

                     (i) notwithstanding any other provision of this Plan, any award then outstanding shall become fully vested and any award in the form of an option shall be immediately exercisable;

                     (ii) to the extent permitted by law, the Committee may, in its sole discretion, amend any Grant Certificate in such manner as it deems appropriate;

                     (iii) a grantee who incurs a termination of employment for any reason, other than a dismissal for cause, concurrent with or within one year following the Change in Control may exercise any outstanding option, but only to the extent that the grantee was entitled to exercise the award on the grantee’s termination of employment date, until the earlier of (A) the original expiration date of the award and (B) the later of (x) the date provided for under the terms of Section 2.5 without reference to this Section 3.8(b)(iii) and (y) the first anniversary of the grantee’s termination of employment.

3.9       Limitations Imposed by Section 162(m)

           (a) Qualified Performance-Based Compensation. To the extent the Committee determines it is desirable to grant an award to an individual it anticipates might be a “162(m) covered employee” (as defined below), with respect to which award the compensation realized by the grantee will or may not otherwise be deductible by operation of section 162(m) of the Code, the Committee may, as part of its effort to have such an award treated as “qualified performance-based compensation” within the meaning of Code section 162(m), make the vesting of the award subject to the attainment of one or more preestablished objective performance goals.

                     (i) An individual is a “162(m) covered employee” if, as of the last day of the Company’s taxable year for which the compensation related to an award would otherwise be deductible (without regard to section 162(m)), he or she is (A) the chief executive officer of the Company (or is acting in such capacity) or (B) one of the four highest compensated officers of the Company other than the chief executive officer. Whether an individual is described in either clause (A) or (B) above shall be determined in accordance with applicable regulations under section 162(m) of the Code.

                     (ii) If the Committee has determined to grant an award to an individual it anticipates might be a 162(m) covered employee pursuant to this Section 3.9(a), then prior to the earlier to occur of (A) the first day after 25% of each period of service to which the performance goal relates has elapsed and (B) the ninety first (91st) day of such period and, in either case, while the performance outcome remains substantially uncertain, the Committee shall set one or more objective performance goals for each such 162(m) covered person for such period. Such goals shall be expressed in terms of (A) one or more corporate or divisional earnings-based measures (which may be based on net income, operating income, cash flow, residual income or any combination thereof) and/or (B) one or more corporate, divisional or individual scientific or inventive measures. Each such goal may be expressed on an absolute and/or relative basis, may employ comparisons with past performance of the Company (including one or more divisions) and/or the current or past performance of other companies, and in the case of earnings-based measures, may employ comparisons to capital, stockholders’ equity and shares outstanding. The terms of the award shall state an objective formula or standard for computing the amount of compensation payable, and shall preclude discretion to increase the amount of compensation payable, if the goal is attained.

                     (iii) Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q (or such other regular report Forms as used from time to time) without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of section 162(m)(4)(C) and the regulations thereunder: (A) all items of gain, loss or expense for the period that are related to special, unusual or nonrecurring items, events or circumstances affecting the Company or the financial statements of the Company; (B) all items of gain, loss or expense for the period that are related to (x) the disposal of a business or discontinued operations or (y) the operations of any business acquired by the Company during the period; and (C) all items of gain, loss or expense for the period that are related to changes in accounting principles or to changes in applicable law or regulations.

           (b) Nonqualified Deferred Compensation. Notwithstanding any other provision hereunder, prior to a Change in Control, if and to the extent that the Committee determines the Company’s federal tax deduction in respect of an award may be limited as a result of section 162(m) of the Code, the Committee may take the following actions:

                     (i) With respect to options, the Committee may delay the exercise or payment, as the case may be, in respect of such options until a date that is within 30 days after the earlier to occur of (A) the date that compensation paid to the grantee no longer is subject to the deduction limitation under section 162(m) of the Code and (B) the occurrence of a Change in Control. In the event that a grantee exercises an option at a time when the grantee is a 162(m) covered employee, and the Committee determines to delay the exercise or payment, as the case may be, in respect of any such award, the Committee shall credit cash or, in the case of an amount payable in Common Stock, the Fair Market Value of the Common Stock, payable to the grantee to a book account. The grantee shall have no rights in respect of such book account and the amount credited thereto shall not be transferable by the grantee other than by will or laws of descent and distribution. The Committee may credit additional amounts to such book account as it may determine in its sole discretion. Any book account created hereunder shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the grantee in the future.

3.10       Right of Discharge Reserved

              Nothing in the Plan or in any Grant Certificate shall confer upon any grantee the right to continue employment with the Company or affect any right which the Company may have to terminate such employment.

3.11       Nature of Payments

                (a) Consideration for Services Performed. Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

                (b) Not Taken into Account for Benefits. All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.12       Non-Uniform Determinations

               The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Grant Certificates, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6(c) .

3.13       Other Payments or Awards

               Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.14       Headings

               Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.15       Effective Date and Term of Plan

                (a) Adoption; Stockholder Approval. The Plan was adopted by the Board on March __, 2009 subject to approval by the Company’s stockholders. All awards under the Plan prior to such stockholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

                (b) Termination of Plan. Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of awards shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no awards shall thereafter be made under the Plan. All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Grant Certificates.

3.16       Restriction on Issuance of Stock Pursuant to Awards

               The Company shall not permit any shares of Common Stock to be issued pursuant to Awards granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of Section 78.211 of the Nevada Revised Statutes.

3.17     Section 409A

          To the extent applicable, the Plan shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”). Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any option may be subject to Section 409A, the Committee reserves the right (without any obligation to do so or to indemnify any grantee for any failure to do so) to adopt such amendments to the Plan or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the option, or (b) comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under Section 409A.

3.18       Governing Law

               Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Nevada, without giving effect to principles of conflict of laws.